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                                                                      EXHIBIT 26

                                                                  EXECUTION COPY


AMENDMENT TO THE OPERATING PARTNERSHIP AGREEMENT RELATING TO PROPORTIONAL PURCHASE RIGHTS AND CERTAIN OTHER MATTERS. THIS AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS AND INDEPENDENT DIRECTORS COMMITTEE OF IAC ON JULY 25, 1997 AS AMENDMENT NO. 9. HOWEVER, AMENDMENT NO. 8 PREVIOUSLY APPROVED BY THE BOARD OF DIRECTORS HAD NOT YET BEEN EXECUTED AND, ACCORDINGLY, THIS AMENDMENT WAS RENUMBERED AS AMENDMENT NO. 8.

               AMENDMENT No. 8 dated as of July 25, 1997 to the Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. dated as of December 1, 1993, as amended (the "Existing Agreement") by and among Irvine Apartment Communities, Inc., a Maryland corporation, as General Partner, and the Persons whose names are set forth on Exhibit A thereto, as Limited Partners, together with any other Persons who become Partners in the Partnership as provided therein.

                              W I T N E S S E T H:

        WHEREAS, in accordance with Section 14.1 of the Existing Agreement the General Partner is hereby proposing to amend the Existing Agreement as set forth below;

        WHEREAS, concurrently with the execution and delivery hereof Amendment No. 1 to the Miscellaneous Rights Agreement (the "Miscellaneous Rights Agreement Amendment") is being executed and delivered by the partners thereto which Miscellaneous Rights Agreement Amendment is required as a result of certain of the amendments to be effected hereby;

        WHEREAS, the parties hereto agree that the execution of this Amendment No. 8 by a Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Limited Partner to the amendments proposed hereby as required by Article 14 of the Existing Agreement; and

        WHEREAS, the execution and delivery of this Amendment No. 8 by the General Partner has been approved by resolutions duly adopted by the Board of Directors of the General Partner, and by the Independent Directors Committee of such Board.




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        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1. All terms used in this Amendment No. 8 shall have the meanings set forth in the Existing Agreement.

        Section 2. (a) The definitions of Capital Contribution, ACP Investment Amount, DRIP Investment Amount and Maximum Limited Partner Investment Amount in
Article 1 of the Existing Agreement are hereby amended to read in their entirety as follows:

        "Capital Contribution" means, with respect to any Partner, any cash or the Gross Asset Value of any Contributed Property which such Partner contributes to the Partnership pursuant to Sections 4.1, 4.2, 4.3 or 4.5 hereof or is deemed to contribute pursuant to Sections 4.5.G(1), 4.6 and 4.8 hereof, as such Gross Asset Value may be determined from time to time.

        "ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of additional cash to be invested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan minus the aggregate amount of additional cash to be so invested by all Irvine Persons and the Original Limited Partners in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

        "DRIP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of dividends paid on REIT Shares to be reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan minus the aggregate amount of dividends paid on REIT Shares beneficially owned (whether under the DRIP/ACP Plan or otherwise) by all Irvine Persons and the Original Limited Partners to be so reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

        "Maximum Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount equal to (A) the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date divided by 1 minus the aggregate of the Percentage Interests of the Original Limited Partners in the Partnership in effect as of the close of business on the third business day immediately preceding such DRIP/ACP Investment Date, minus (B) such DRIP/ACP Investment Amount.

        (b) The definition of Combined Cash and Property Amount in Article 1 of the Existing Agreement is hereby deleted in its entirety.




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        (c) the definition of Value in Article 1 of the Existing Agreement is
hereby amended (i) by deleting the proviso beginning with the words "provided, further" and ending with the words "in the case of clause (y) above." and (ii) by changing the semicolon (;) immediately prior to such proviso to a period (.).

        (d) The definition of Second Offering in the Existing Agreement is hereby amended to read in its entirety as follows:

        "Second Offering" means the underwritten public offering of up to 5,750,000 REIT Shares referred to in the Funding Notice dated July 18, 1995."

        Section 3. Sections 4.3.A and 4.3.B of the Existing Agreement are hereby amended by deleting the words "and not pursuant to Section 4.5.G hereof".

        Section 4. Section 4.5.E of the Existing Agreement is hereby amended by adding the following immediately before the words "and (ii):"

        "provided that with respect any issuance of preferred stock of the General Partner or New Securities, the General Partner at its option may, in lieu of making a Capital Contribution, loan the proceeds from the issuance of such shares of preferred stock or New Securities to the Partnership on a subordinated basis, such loan to be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from a third party."

        Section 5. Section 4.5.F of the Existing Agreement is hereby amended by deleting the last sentence thereof.

        Section 6. Section 4.5.G of the Existing Agreement is hereby amended to read in its entirety as follows:

        "(1) Upon the acceptance of additional cash Capital Contributions pursuant to this Section 4.5 (other than Section 4.5.H), the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution, provided that in connection with a Capital Contribution by any Limited Partner pursuant to an Election Notice under Section 4.5.F in response to (i) a Funding Notice relating to the Second Offering, such Limited Partner shall be deemed to have contributed to the Partnership an amount equal to the cash actually contributed by such Limited Partner on the Adjustment Date, minus an amount equal to the aggregate underwriting discounts and commissions that would have been applicable to REIT Shares if the cash contributed by such Limited Partner on the Adjustment Date had been used to







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acquire REIT Shares in the Second Offering, and (ii) a Funding Notice relating to any offering of REIT Shares subsequent to the Second Offering in which the amount of cash actually contributed by such Limited Partner per Limited Partner Unit (the "L.P. Per Unit Contribution") is greater than the amount of cash per General Partner Unit actually contributed by the General Partner in respect of the REIT Shares sold in such offering (the "G.P. Per Unit Contribution"), such Limited Partner shall be deemed to have contributed to the Partnership an amount equal to the cash actually contributed by such Limited Partners on the Adjustment Date minus an amount equal to the product of (A) the L.P. Per Unit Contribution minus the G.P. Per Unit Contribution and (B) the number of Limited Partner Units purchased by such Limited Partner pursuant to such Election Notice."

        "(2) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of Property other than cash, the amount of the Capital Contribution shall be equal to the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which such Property is subject, and the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution; provided that with respect to the Capital Contribution made by TRC pursuant to that certain Contribution Agreement (the "Contribution Agreement") by and between the Partnership and TRC, dated as of December 20, 1996, the Percentage Interest of TRC and all other Partners shall be adjusted based on the number of Partnership Units issued from time to time to TRC pursuant to such Contribution Agreement."

        "(3) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of cash and other Property, the amount of the Capital Contribution shall be equal to the sum of (A) the amount of cash contributed on the Adjustment Date and (B) the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which the Property is subject, and the Percentage Interests of the Partners shall be adjusted based on the number of Partnership Units issued in connection with such Capital Contribution."

        Section 7. Section 4.8.A of the Existing Agreement is hereby amended as follows:

        (a) Clause (1) is hereby amended by adding the words "but subject to having received the notice referred to in clause (5) below" immediately following



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the words "DRIP/ACP Investment Date" the first time such words appear in said clause (1).

        (b) The words "and not pursuant to section 4.5.G hereof" in the last sentence of clause (3) and in the second sentence of clause (4) are hereby deleted in their entirety.

        (c) Clause (5) is hereby deleted in its entirety and replaced with the following:

        "(5) Promptly following the close of business on the third business day preceding each DRIP/ACP Investment Date, the Original Limited Partners shall give written notice to the General Partner of (i) the number of REIT Shares beneficially owned by the Original Limited Partners and Irvine Persons as of such close of business (whether under the DRIP/ACP Plan or otherwise), (ii) the aggregate amount of dividends to be paid with respect to such number of REIT Shares, if any, which such Persons have elected to be reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan and (iii) the aggregate amount of additional cash, if any, to be invested by all such Persons in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan. Such notice shall be provided by The Irvine Company on behalf of all such Persons so long as The Irvine Company or any of its Affiliates is the holder of a Limited Partner Interest (and thereafter by the Original Limited Partner holding the largest Percentage Interest in the Partnership) and such information shall be used by the General Partner in determining the DRIP/ACP Investment Amount for purposes of the notice given by it pursuant to
        Section 4.8.A(1). In the event the notice required by this clause (5) is not given by the close of business on the second business day preceding a DRIP/ACP Investment Date, the General Partner shall determine the DRIP/ACP Investment Amount based on the following assumptions: (i) that the Original Limited Partners and Irvine Persons beneficially own the number of REIT Shares set forth in the most recent Form 3 or Form 4 or
        Schedule 13G filed by such Persons pursuant to the Securities Exchange Act of 1934, as amended, (ii) that such Persons will reinvest pursuant to the DRIP/ACP Plan all the dividends to be paid on such number of REIT Shares on the applicable DRIP/ACP Investment Date and (iii) that each such Person will make on the applicable DRIP/ACP Investment Date the maximum additional cash investment permitted by the DRIP/ACP Plan to be made by such Person on such DRIP/ACP Investment Date.




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        Section 8. Section 4.8.B(3) is hereby amended by deleting the words "and not pursuant to Section 4.5.G. hereof".

        Section 9. Except as amended by this Amendment No. 8, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

        Section 10. This Amendment No. 8 shall become effective when signed by the General Partner and a Majority-In-Interest of the Limited Partners and the Miscellaneous Rights Agreement Amendment has become effective in accordance with its terms.

        Section 11. This Amendment No. 8 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        Section 12. This Amendment No. 8 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 8 as of the date and year first written above.


GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
a Maryland Corporation



By: /s/ James E. Mead
    ---------------------------------
    Name:  James E. Mead
    Title:  Senior Vice President and
            Chief Financial Officer


By: /s/ Shawn Howie
    ---------------------------------
    Name:   Shawn Howie
    Title:  Vice President, Corporate Finance
            and Controller





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LIMITED PARTNERS:

THE IRVINE COMPANY,
a Michigan corporation



By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President



By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
            Chief Investment Officer


R.S.J. ASSOCIATES,
a California limited partnership

By: The Irvine Company, its general partner


By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
            Chief Investment Officer


By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President






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WOODBRIDGE WILLOWS ASSOCIATES,
a California limited partnership

By: The Irvine Company, its general partner



By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
            Chief Investment Officer


By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President


TIC INVESTMENT COMPANY A,
a California general partnership

By: The Irvine Company, a general partner



By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
           Chief Investment Officer


By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President





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TIC INVESTMENT COMPANY B,
a California general partnership

By: The Irvine Company, a general partner


By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
            Chief Investment Officer


By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President



TIC INVESTMENT COMPANY C,
a California general partnership

By: The Irvine Company, a general partner



By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
           Chief Investment Officer


By: /s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President






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TIC INVESTMENT COMPANY D,
a California general partnership

By: The Irvine Company, a general partner



By: /s/ David A. Patty
    ---------------------------------
    Name: David A. Patty
    Title: Senior Vice President and
            Chief Investment Officer



By: s/s/ Richard Pianin
    ---------------------------------
    Name: Richard Pianin
    Title: Senior Vice President



THOMPSON RESIDENTIAL COMPANY, INC.,
a California corporation




By: /s/ William W. Thompson
    ---------------------------------
    Name:
    Title:




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